**_FRANCISCO V. AGUILAR_**
_Secretary of State_

**_C. MURPHY HEBERT_**
_Chief Deputy Secretary of State_

**_DEANNA L. REYNOLDS_**
_Deputy Secretary for Commercial Recordings_

**OFFICE OF THE**
**SECRETARY OF STATE**

# Business Entity - Filing Acknowledgement

06/24/2026

| | |
|---|---|
| **Work Order Item Number:** | W2026062301653-5297075 |
| **Filing Number:** | 20265846046 |
| **Filing Type:** | Withdrawal of Designation |
| **Filing Date/Time:** | 6/23/2026 1:19:00 PM |
| **Filing Page(s):** | 6 |

**Indexed Entity Information:**

**Entity ID:** E13302042021-1

**Entity Name:** Soluna Holdings, Inc.

**Entity Status:** Active

**Expiration Date:** None

Commercial Registered Agent

C T CORPORATION SYSTEM**

701 S CARSON ST STE 200, Carson City, NV 89701, USA

The attached document(s) were filed with the Nevada Secretary of State, Commercial Recording Division. The filing date and time have been affixed to each document, indicating the date and time of filing. A filing number is also affixed and can be used to reference this document in the future.

Respectfully,

FVAguilar

FRANCISCO V. AGUILAR
Secretary of State

| Filed in the Office of | Business Number E13302042021-1 |
|---|---|
| FVAguilar | Filing Number 20265846046 |
| Secretary of State State Of Nevada | Filed On 6/23/2026 1:19:00 PM |
| | Number of Pages 6 |

**FRANCISCO V. AGUILAR**
**Secretary of State**
**401 North Carson Street**
**Carson City, Nevada 89701-4201**
**(775) 684-5708**
**Website: www.nvsos.gov**

# Certificate, Amendment or Withdrawal of Designation

**NRS 78.1955, 78.1955(6)**

☐ **Certificate of Designation**
☐ **Certificate of Amendment to Designation - Before Issuance of Class or Series**
☐ **Certificate of Amendment to Designation - After Issuance of Class or Series**
☒ **Certificate of Withdrawal of Certificate of Designation**

**TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT**

| | |
|---|---|
| **1. Entity information:** | Name of entity: Soluna Holdings, Inc.<br>Entity or Nevada Business Identification Number (NVID): NV20212050777 |
| **2. Effective date and time:** | For Certificate of Designation or Amendment to Designation Only (Optional): Date: Time:<br>(must not be later than 90 days after the certificate is filed) |
| **3. Class or series of stock:** (Certificate of Designation only) | The class or series of stock being designated within this filing: |
| **4. Information for amendment of class or series of stock:** | The original class or series of stock being amended within this filing: |
| **5. Amendment of class or series of stock:** | ☐ Certificate of Amendment to Designation- Before Issuance of Class or Series<br>As of the date of this certificate no shares of the class or series of stock have been issued.<br>☐ Certificate of Amendment to Designation- After Issuance of Class or Series<br>The amendment has been approved by the vote of stockholders holding shares in the corporation entitling them to exercise a majority of the voting power, or such greater proportion of the voting power as may be required by the articles of incorporation or the certificate of designation. |
| **6. Resolution:** Certificate of Designation and Amendment to Designation only) | By resolution of the board of directors pursuant to a provision in the articles of incorporation this certificate establishes OR amends the following regarding the voting powers, designations, preferences, limitations, restrictions and relative rights of the following class or series of stock.* |
| **7. Withdrawal:** | Designation being Withdrawn: Series B Convertible Preferred Stock Date of Designation: July 20, 2022<br>No shares of the class or series of stock being withdrawn are outstanding.<br>The resolution of the board of directors authorizing the withdrawal of the certificate of designation establishing the class or series of stock: *<br>see attached resolution of Board of directors |
| **8. Signature:** (Required) | X Jessica Thomas (Jun 22, 2026 11:44:20 EDT)<br>Signature of Officer<br>Date: Jun 22, 2026 |

* Attach additional page(s) if necessary

This form must be accompanied by appropriate fees.

**WRITTEN CONSENT IN LIEU OF MEETING**
**OF THE BOARD OF DIRECTORS OF**
**SOLUNA HOLDINGS, INC.**

**June 17, 2026**

The undersigned, being all the members of the board of directors (the "Board") of Soluna Holdings, Inc., a Nevada corporation (the "Corporation"), do hereby consent to the following actions and adopt the following resolutions by written consent in lieu of a meeting in accordance with the Corporation bylaws and pursuant to Chapter 78 of Nevada Revised Statutes, as amended:

**Withdrawal of Certificate of Designation**

**WHEREAS**, the Corporation filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock on July 22, 2022 (as amended, the "COD");

**WHEREAS**; no shares of the Series B Convertible Preferred Stock are outstanding; and

**WHEREAS**, the Board has determined that it is advisable and in the best interests of the Corporation and its stockholders to withdraw the COD and to eliminate the Series B Convertible Preferred Stock.

**NOW THEREFORE BE IT:**

**RESOLVED**, that pursuant to Section 78.1955(6) of the Nevada Revised Statutes, the Board authorizes the withdrawal of the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, as amended; and

**FURTHER RESOLVED**, that each officer of the Corporation is authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and file a certificate of withdrawal of such Certificate of Designation and to take any and all other actions, including the execution and delivery of any and all other documents, that such officer of the Corporation deems necessary or advisable in connection with the withdrawal of such Certificate of Designation and elimination of the Series B Convertible Preferred Stock.

**General**

**RESOLVED**, that the previous acts of any person on behalf of the Corporation undertaken to implement the transactions contemplated under these resolutions are hereby fully ratified, approved and adopted in all respects;

**FURTHER RESOLVED**, that this written consent may be executed in one or more counterparts, each of which shall be deemed an original for all purposes, and together shall constitute one and the same written consent;

**FURTHER RESOLVED**, that for purposes of these resolutions, a facsimile copy, an e-mail of a PDF file or other form of electronic transmission (including via DocuSign) containing a

copy of the signature page of the person executing these resolutions shall be effective as an original signature and effective as an execution counterpart thereof; and

**FURTHER RESOLVED**, that any member of the Board is hereby authorized to certify and deliver copies of these resolutions and the names of the persons authorized to act on behalf of the applicable entities in connection with the transactions contemplated by these resolutions.

[SIGNATURE PAGE FOLLOWS]

The undersigned members of the Board have executed this written consent as of the date first above written.

Michael Toporek (Jun 18, 2026 08:32:54 EDT)

Michael Toporek

William Phelan (Jun 17, 2026 10:19:42 EDT)

William Phelan

David Michaels (Jun 17, 2026 10:48:17 EDT)

David Michaels

Edward Hirshfield (Jun 17, 2026 09:52:28 EDT)

Edward Hirshfield

Matthew Lipman (Jun 17, 2026 10:25:59 EDT)

Matthew Lipman

Thomas Marusak (Jun 17, 2026 17:15:09 EDT)

Thomas Marusak

William Hazelip (Jun 17, 2026 10:03:59 CDT)

William Hazelip

John Belizaire (Jun 17, 2026 12:20:48 EDT)

John Belizaire

John Bottomley (Jun 18, 2026 14:18:47 GMT+2)

John Bottomley

Agnes Budzyn (Jun 17, 2026 10:32:41 EDT)

Agnieszka Budzyn

**EXHIBIT A**

**SOLUNA HOLDINGS, INC.**

**RESOLUTIONS FOR CERTIFICATE OF WITHDRAWAL**

**OF CERTIFICATE OF DESIGNATION**

**OF PREFERENCES, RIGHTS AND LIMITATIONS**

**OF**

**SERIES B CONVERTIBLE PREFERRED STOCK**

The undersigned, Jessica Lincoln Thomas, does hereby certify that:

1. She is the Secretary of Soluna Holdings, Inc., a Nevada corporation (the "Corporation").

2. The Corporation filed a Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock (as amended, the "Certificate of Designation") on July 22, 2022 and no shares of the Series B Convertible Preferred Stock are outstanding.

3. The board of directors (the "Board") of the Corporation duly adopted resolutions by unanimous written consent on June 18, 2026 authorizing the withdrawal of the Certificate of Designation as follows:

> RESOLVED, that pursuant to Section 78.1955(6) of the Nevada Revised Statutes, the Board authorizes the withdrawal of the Certificate of Designation of Preferences, Rights and Limitations of Series B Convertible Preferred Stock, as amended; and
>
> FURTHER RESOLVED, that each officer of the Corporation is authorized and directed, in the name and on behalf of the Corporation, to prepare, execute and file a certificate of withdrawal of such Certificate of Designation and to take any and all other actions, including the execution and delivery of any and all other documents, that such officer of the Corporation deems necessary or advisable in connection with the withdrawal of such Certificate of Designation and elimination of the Series B Convertible Preferred Stock.

*[Signature Page Follows]*

**IN WITNESS WHEREOF,** this Certificate of Withdrawal of the Certificate of Designation has been executed by a duly authorized officer of this corporation on June18, 2026.

/s/ Jessica Lincoln Thomas

Jessica Lincoln Thomas, Secretary